                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                            LITTLE SWITZERLAND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             ASPEN INVESTMENTS INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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
                      [MACKENZIE PARTNERS, INC. LETTERHEAD]


NEWS RELEASE



CONTACT:
Stan Kay
MacKenzie Partners, Inc.
(212) 929-5940
or
R. Christopher Cooper
Chief Financial Officer
Destination Retail Holdings Corporation
(242) 352-5464 (ext. 228)


FOR IMMEDIATE RELEASE:


         DESTINATION RETAIL MAILS PROXY MATERIALS TO REPLACE TWO LITTLE SWITZERLAND DIRECTORS AFTER BOARD REJECTS $8.10 PER SHARE CASH BID.

FREEPORT, BAHAMAS, January 16, 1998 -- Destination Retail Holdings Corporation today announced that it has commenced mailing proxy materials seeking to replace two directors of Little Switzerland, Inc. (NASDAQ: LSVI) with two independent nominees, Charles R. Scott and Ralph O. Hellmold.

DRHC took this step after the Little Switzerland Board rejected DRHC's fully-financed, all-cash bid of $8.10 per share for all Little Switzerland shares. The Little Switzerland Annual Meeting is currently scheduled for February 5, 1998 in Boston.

Stephen G.E. Crane, President and Chief Executive Officer of DRHC, said, "As a result of Little Switzerland's Board rejecting our $8.10 per share cash bid -- which we strongly emphasized was our highest, best and final offer -- we have been forced to take our plans directly to Little Switzerland's shareholders and let them decide if they want at least $8.10 for each Little Switzerland share they own."

"At the February 5 shareholder meeting," Mr. Crane continued, "shareholders will have the opportunity to replace the two directors whom we believe are most opposed to selling the Company to us -- Chairman William Carey and President John Toler. DRHC nominees Charles Scott and Ralph Hellmold, if elected, will try to persuade the rest of the Board to promptly consummate a transaction with DRHC at $8.10 per share or with another bidder with a higher, fully-financed offer."

Mr. Crane concluded, "Remember -- last Spring, during the month prior to the time when 13D filings and takeover rumors surfaced about Little Switzerland, LSI stock traded at an average daily price of $4.69. Our $8.10 bid represents a generous 73% premium for shareholders over that price."

                                    - more -

Destination Retail Holdings Corporation
January 16, 1998
Page Two


DRHC nominee Charles R. Scott is the former Chairman and CEO of The Actava Group Inc. (formerly Fuqua Industries), and is a director of Pier 1 Imports and Union Bank of California.

DRHC nominee Ralph O. Hellmond, was formerly a managing director of Prudential-Bache Capital Funding and co-head of Prudential's Corporate Finance group and was a former partner at Lehman Brothers. He is currently a director of Core Materials Corp., International Aircraft Investors, AHL Shipping Company, The Gammon Group and Q.C. Leasing.

Destination Retail Holdings Corporation is a privately-held Nevis corporation with investments throughout the Caribbean.



                                      # # #



NOTE TO EDITORS: FOR A COPY OF MR. CRANE'S LETTER TO LSI SHAREHOLDERS, PLEASE CONTACT MACKENZIE PARTNERS, INC. TOLL-FREE AT (800) 322-2885.